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                                                                   Exhibit 99.1

FOR RELEASE: Immediately

Contact:
Richard K. Arter        Investor Relations             941-362-1200
Richard J. Dobbyn       Chief Financial Officer        941-362-1200

           SUN HYDRAULICS CORPORATION RELEASES SECOND QUARTER RESULTS

SARASOTA, FLA, August 11, 1999 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced net sales were $15.9 million for the quarter ended July 3, 1999, representing a 9.5% decrease compared to second quarter 1998 net sales of $17.6 million. The Company incurred a net loss of $0.2 million for the second quarter of 1999, compared to net income of $1.2 million in the same quarter of 1998. Basic and diluted net losses per share for the second quarter of 1999 were ($0.03), compared to basic and diluted net income per share of $0.19 and $0.18, respectively, in the second quarter of 1998.

"The second quarter loss was mainly a result of missed shipments and productivity issues related to the implementation of our new Y2K compliant operating system," said Clyde Nixon, Sun Hydraulics President. "As we stated in our July 29th press release, we experienced many small difficulties during the implementation, but shipments have recently returned to pre-implementation levels. We believe that once fully implemented, the new system will provide significant long-term benefits.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota and Manatee County, Florida, Coventry, England, Erkelenz, Germany and Incheon, Korea, is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets.

FORWARD-LOOKING INFORMATION
         Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; (vi) the Company's Year 2000 readiness plans and costs; and (vii) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

         Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect

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customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; (vi) the Company's ability timely to become Year 2000 ready, including the Company's ability to identify all critical systems that will be impacted by the Year 2000, the Company's ability, in a cost-efficient manner, to correct, upgrade or replace such systems, and the Year 2000 readiness of third parties with which the Company has material relationships; and (vii) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings "Risk Factors" in the Form S-1 Registration Statement and Prospectus for the Company's initial public offering, "Business" and "Management's Discussion and Analysis of Financial Condition" in the Company's Form 10-K for the year ended December 31, 1998 and "Management's Discussion and Analysis of Financial Condition" in the Company's Form 10-Q for the quarter ended April 3, 1999. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION - JULY 3, 1999
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)


                                                                                  Three Months Ended
                                                                  July 3,               June 30,
                                                                   1999                   1998
                                                               -----------        ------------------
                                                               (unaudited)            (unaudited)
Net sales                                                        $ 15,921             $ 17,584
Cost of sales                                                      12,982               12,599
Gross profit                                                        2,939                4,985
Selling, engineering and
 administrative expenses                                            3,068                3,033
Operating income (loss)                                              (129)               1,952
Interest expense                                                      176                  231
Miscellaneous expense (income)                                         13                  (45)
Income (loss) before income taxes                                    (318)               1,766
Income tax provision (benefit)                                       (125)                 586
Net income (loss) before equity loss in joint venture                (193)               1,180
Equity loss in joint venture                                           23                   --
Net income (loss)                                                $   (216)            $  1,180
Basic net income (loss)
    per common share                                             $  (0.03)            $   0.19
Basic weighted average
    shares outstanding                                              6,383                6,339
Diluted net income (loss)
    per common share                                             $  (0.03)            $   0.18
Diluted weighted average
    shares outstanding                                              6,537                6,553

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SUN HYDRAULICS CORPORATION - JULY 3, 1999
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)


                                                               Six Months Ended
                                                          July 3,             June 30,
                                                           1999                 1998
                                                        -----------       ----------------
                                                        (unaudited)         (unaudited)
Net sales                                                 $34,386            $ 36,717
Cost of sales                                              26,927              25,946
Gross profit                                                7,459              10,771
Selling, engineering and
 administrative expenses                                    6,160               6,047
Operating income                                            1,299               4,724
Interest expense                                              429                 491
Miscellaneous expense (income)                                 76                  (2)
Income before income taxes                                    794               4,235
Income tax provision                                          230               1,415
Net income before equity loss in joint venture                564               2,820
Equity loss in joint venture                                   57                  --
Net income                                                $   507            $  2,820
Basic net income
    per common share                                      $  0.08            $   0.45
Basic weighted average
    shares outstanding                                      6,375               6,332
Diluted net income
    per common share                                      $  0.08            $   0.43
Diluted weighted average
    shares outstanding                                      6,528               6,524

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CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                   July 3,            December 31,
                                                                    1999                  1998
                                                                 -----------         -------------
                                                                 (unaudited)
Assets
Current assets:
    Cash and cash equivalents                                       $   844            $ 1,592
    Accounts receivable, net of allowance for
       doubtful accounts of $262 and $169                             5,977              5,342
    Inventories                                                       7,367              8,125
    Other current assets                                                915                891
          Total current assets                                       15,103             15,950
Property, plant and equipment, net                                   44,528             44,003
Investment in joint venture                                             189                246
Other assets                                                            926                820
Total assets                                                        $60,746            $61,019

Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable                                                $ 2,007            $ 2,877
    Accrued expenses and other liabilities                            1,670              2,065
    Long-term debt due within one year                                5,191              4,302
    Notes payable to related parties due within one year                502                578
    Dividends payable                                                   255                254
    Income taxes payable                                                349                245
          Total current liabilities                                   9,974             10,321
Long-term debt due after one year                                     6,850              6,461
Notes payable to related parties due after one year                     148                566
Deferred income taxes                                                 3,624              3,656
          Total liabilities                                          20,596             21,004
Shareholders' equity:
    Preferred stock                                                      --                 --
    Common stock                                                          6                  6
    Capital in excess of par value                                   24,473             24,386
    Retained earnings                                                15,359             15,363
    Equity adjustment for foreign currency translation                  312                260
          Total shareholders' equity                                 40,150             40,015
Total liabilities and shareholders' equity                          $60,746            $61,019

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